As filed with the Securities and Exchange Commission on March 6, 2012

Registration No.333- _______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1612879 (IRS Employer Identification No.)
100 North Point Center East, Suite 600 Alpharetta, GA 30022 (Address of principal executive offices)	30022 (Zip Code)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RESTRICTED STOCK PLAN
(Full title of the plan)

John W. Rumely, Jr.
General Counsel and Secretary
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, GA 30022

(Name and address of agent for service)

1-770-569-4278

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.10 per share	1,000,000 shares	$70.415	$70,415,000	$8,069.56
(1) Pursuant to Rule 416(a) the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilutions resulting from stock splits, stock dividends or similar transactions as provided in the Schweitzer-Mauduit International, Inc. Restricted Stock Plan.
(2) Pursuant to Rule 457(h)(1), these figures are based upon the average of the high and low prices of the Common Stock on March 2, 2012, as reported on the New York Stock Exchange, and are used solely for the purpose of calculating the registration fee.

Explanatory Note

Schweitzer-Mauduit International, Inc. (the “Company”) is filing this registration statement on Form S-8 to register 1,000,000 shares of Company common stock authorized for issuance under the Schweitzer-Mauduit International, Inc. Restricted Stock Plan (the “Plan”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents constituting Part I of this Registration Statement have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of the Part II of this Registration Statement. The Company also will provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above-mentioned information should be directed to Vice President of Human Resources, Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022, telephone number (800) 514-0186.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

The undersigned registrant hereby incorporates by reference into this registration statement a copy of the following documents filed with the Securities and Exchange Commission:

(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 24, 2012;

(ii)	the Company's Current Report on Form 8-K, filed February 6, 2012 (Items 8.01 and 9.01);

(iii)	the Company's Current Report on Form 8-K, filed February 1, 2012 (Items 5.02 and 9.01);

(iv)	the Company's Current Report on Form 8-K, filed February 1, 2012 (Items 8.01 and 9.01); and

(v)
the description of the Company’s common stock contained in its Registration Statement on Form S-3 as filed on November 9, 2009, file no. 333-16299, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed subsequent to the date of this registration statement by the undersigned registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, as amended, and prior to the filing of a post-effective amendment hereto, which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to have been incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    Description of Securities.

Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The By-Laws of the Company provide in substance that a director or officer of the Company, or a party serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company to the maximum extent permitted by the Delaware Code.

The Company has an insurance policy covering liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 7.    Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP.

10.1
Schweitzer-Mauduit International, Inc. Restricted Stock Plan. Incorporated by reference to Exhibit 10.9 to Schweitzer-Mauduit International, Inc.'s Annual Report on Form 10-K filed on February 24, 2012.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (contained on the signature page hereof)

Exhibits listed above which have heretofore been filed with the Commission and which were incorporated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

ITEM 9.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, State of Georgia, on March 6, 2012.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

By:	/s/ Frederic Villoutreix
Frédéric P. Villoutreix
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frédéric Villoutreix and John W. Rumely, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Frederic P. Villoutreix	Chairman of the Board and	March 6, 2012
Frédéric P. Villoutreix	Chief Executive Officer (principal executive officer)

/s/ Jeffrey A. Cook	Executive Vice President, Chief	March 6, 2012
Jeffrey A. Cook	Financial Officer and Treasurer (principal financial officer)

/s/ Mark A. Spears	Corporate Controller	March 6, 2012
Mark A. Spears	(principal accounting officer)

*	Director	March 6, 2012
Claire L. Arnold

*	Director	March 6, 2012
K.C. Caldabaugh

*	Director	March 6, 2012
William A. Finn

*	Director	March 6, 2012
Robert F. McCullough

*	Director	March 6, 2012
John D. Rogers

*	Director	March 6, 2012
Anderson D. Warlick

*By:		March 6, 2012

/s/ Frederic P. Villoutreix
Frédéric P. Villoutreix
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP.

10.1
Schweitzer-Mauduit International, Inc. Restricted Stock Plan. Incorporated by reference to Exhibit 10.9 to Schweitzer-Mauduit International, Inc.'s Annual Report on Form 10-K filed on February 24, 2012.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (contained on the signature page hereof).